Exhibit 3.8

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
	In the office of	Document Number 20140221855-20
Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)
	ROSS MILLER Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/26/2014 11:11 AM
Entity Number E026223210-9

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation
Pub Crawl Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1

Company Name Company Name 1.1 The name of this corporation is Excelsis Investments Inc.

3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series; or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:     1,085,000,000 – 90.7%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)
5. Signatures: (required)

X BRIAN MCFADDEN
Signature of Officer Brian McFadden, President
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in additional to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend. Profit-After Revised 11-27-15